EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 26, 2012 with respect to the balance sheet of ICON ECI Fund Sixteen and our report dated February 1, 2013 with respect to the balance sheet of ICON MT 16, LLC, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-185144) and related Prospectus of ICON ECI Fund Sixteen for the registration of up to $250,000,000 in Class A and Class I shares.

/s/ Ernst & Young LLP

New York, New York

February 1, 2013